Exhibit 16.1


         January 24, 2000

         Securities and Exchange Commission
         450 Fifth Street, N.W.
         Washington, D.C.  20549

         Dear Sirs:

         We have read the statements made by MerchantOnline.com, Inc. (copy attached), which we understand will be filed with the Commission, pursuant to Item 4 of Form 8-K, as part of the Company's Form 8-K report for the month of January 2000. We agree with the statements concerning our Firm in such Form 8-K.


         Very truly yours,

         By: /s/ MILLWARD & CO.
         ----------------------------
         Millward & Co., CPAs


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